                  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 6, 2016
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Bonanza Creek Energy, Inc. (the “Company”) previously reported that it received notice on May 20, 2016 (the “Deficiency Notice Date”) of a Borrowing Base Deficiency of $88 million under its Credit Agreement dated March 29, 2011 (as amended, the “Credit Agreement”). (Capitalized terms used herein shall be deemed to have the meaning ascribed to them in the Credit Agreement.)

Under the terms of the Credit Agreement, the Company must pursue one of the following options to address the Borrowing Base Deficiency: (A) within 20 days after the Deficiency Notice Date, deliver to the Administrative Agent written notice of the Company’s election to repay Advances such that the Borrowing Base Deficiency is cured within 30 days after the Deficiency Notice Date; (B) pledge, within 30 days after the Deficiency Notice Date, additional Oil and Gas Properties acceptable to the Lenders, which the Lenders deem sufficient in their sole discretion to eliminate the Borrowing Base Deficiency; (C) within 20 days after the Deficiency Notice Date, deliver to the Administrative Agent written notice of the Company’s election to repay Advances in six monthly installments equal to one-sixth of the Borrowing Base Deficiency, with the first such installment due 30 days after the Deficiency Notice Date and each following installment due 30 days after the preceding installment; or (D) within 20 days after the Deficiency Notice Date, deliver to the Administrative Agent written notice of the Company’s election to combine the options in clause (B) and (C) above, and indicating the amount to be repaid in installments and the amount to be provided as additional Collateral.

On June 8, 2016, the Company notified the Administrative Agent of its election to repay Advances in six monthly installments equal to one-sixth of the Borrowing Base Deficiency.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On June 6, 2016, the Company held its annual meeting of stockholders in Denver, Colorado (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders were requested to: (i) elect two Class I directors to serve on the Board for a term of office expiring at the Company’s 2019 annual meeting of stockholders and until they are either re-elected or their successor is duly elected and qualified; (ii) ratify the selection of Hein & Associates LLP to serve as the Company’s independent registered public accounting firm for the 2016 fiscal year; and (iii) approve, on an advisory basis, the executive compensation program for the Company’s named executive officers. The final voting results on proposals considered and voted upon at the Annual Meeting are as follows, each of which is more fully described in the Proxy Statement:

1.
Each Class I director that was up for re-election was elected to a term of three years to expire at the Company’s 2019 annual meeting of stockholders and until he is either re-elected or his successor is duly elected and qualified. Votes regarding the election of these directors were as follows:

Director	Votes For	Votes Against	Withheld	% For	% Withheld	Broker Non-Votes
Gregory P. Raih	20,678,017	1,318,374	1,318,374	94.01%	5.99%	13,066,724
James A. Watt	20,758,794	1,237,597	1,237,597	94.37%	5.63%	13,066,724

2.	Hein & Associates LLP was ratified as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstentions	% For	% Against
34,058,404	928,433	76,278	97.13%	2.64%
3.    The Board proposal seeking approval, on an advisory basis, of the compensation program of the Company’s named executive officers was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions	% For	% Against	Broker Non-Votes
19,421,394	1,961,505	613,492	88.29%	8.91%	13,066,724

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: June 9, 2016    By: /s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Secretary